	Philip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 pr@allianceberstein.com
News Release

AllianceBernstein Holding L.P. Announces Third Quarter Diluted Net Income of $0.87 per Unit and Declares a $0.87 per Unit Cash Distribution

New York, NY, October 25, 2006 - AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) and AllianceBernstein L.P. (“AllianceBernstein”) today reported financial and operating results for the quarter ended September 30, 2006.

AllianceBernstein Holding (The Publicly Traded Partnership):
•	Diluted net income per unit for the quarter ended September 30, 2006 was $0.87, an increase of 17.6% as compared to $0.74 for the same period in 2005.

•
Distribution per unit for the third quarter of 2006 is $0.87, an increase of 17.6% as compared to $0.74 for the same period in 2005. The distribution is payable on November 16, 2006 to holders of AllianceBernstein Holding Units at the close of business on November 6, 2006.

AllianceBernstein (The Operating Partnership):
•	Assets Under Management (AUM) at September 30, 2006 were $659.3 billion, an 18.7% increase over a year ago, due to market appreciation and net inflows across all distribution channels.

•	Average AUM were $641.4 billion for the quarter ended September 30, 2006, an increase of 19.4% over the same quarter a year ago.

•
Net inflows(1) for the three months ended September 30, 2006 were $8.3 billion, consisting of Institutional Investments net inflows of $5.7 billion, Retail net inflows of $1.4 billion and Private Client net inflows of $1.2 billion.

•
Net inflows(1) for the twelve months ended September 30, 2006 were $48.1 billion, consisting of Institutional Investments net inflows of $30.0 billion, Retail net inflows of $10.9 billion and Private Client net inflows of $7.2 billion.

________________
(1)
Excludes acquisition of Hong Kong joint venture interest, disposition of South Africa joint venture interest and transfers of certain client accounts among distribution channels resulting from changes in how we service these accounts.

“On the most important metric, results for clients, the third quarter was strong. Capital market returns were robust in both equities and fixed income. Relative returns of our key value equities services generally exceeded their respective benchmarks. Fixed income services produced returns quite close to their benchmarks. But growth services, while producing good absolute returns, trailed their benchmarks in what was yet another difficult quarter for this style of investing. We continue to believe that substantial opportunity is present in the growth sectors of the equity markets worldwide and that we are well-positioned to capitalize on this prospect,” said Lewis A. Sanders, Chairman and Chief Executive Officer.

“As expected, net cash inflows slowed in the third quarter to $8.3 billion, an annualized organic growth rate of more than 5%. Trailing 12 months net cash inflows were $48.1 billion, an organic growth rate of nearly 9%. Net flows were positive in all client groups and across our three main investment platforms: growth equities, value equities and fixed income. Global and international services continued to account for the lion’s share of new mandates and in aggregate are now close to 51% of total assets under management. Growth remained strong among clients domiciled outside of the U.S. as well, with such clients now accounting for more than a third of total AUM. Encouraging, too, was an increase during the quarter in the backlog of mandates won but not yet funded in the institutional channel.”

“In contrast to asset management services, revenue in institutional research services turned down, primarily from pan-European clients. While disappointing, the fundamentals of this business remain intact. Client use of our algorithmic trading platform in the U.S. has continued to grow and we are on schedule to launch a similar platform in Europe in early 2007. Our research franchise remains strong. Thus, we are optimistic that growth will resume in this business in the periods ahead.”

“The firm’s overall financial results were good with net revenue rising by 17.5% as compared to last year’s third quarter and operating margin expanding by 140 basis points to 28.9%, a strong showing in a quarter having seasonally low performance fee related income. Operating income rose by 23.5% and net income by 19.4% in the quarter. The growth in net income was below that of operating income as last year’s third quarter included a gain on the disposition of our Indian mutual funds.”

“Continued improvement in profitability is dependent on meeting the investment objectives of clients, on which we remain singularly focused,” concluded Mr. Sanders.

www.alliancebernstein.com

Conference Call Information Relating To Third Quarter 2006 Results

AllianceBernstein’s management will review third quarter 2006 financial and operating results on Wednesday, October 25, 2006, during a conference call at 5:30 p.m. (New York Time), following the release of its financial results after the close of the New York Stock Exchange. The conference call will be hosted by Chairman and Chief Executive Officer, Lewis A. Sanders and President and Chief Operating Officer, Gerald M. Lieberman.

Parties may access the conference call by either telephone or webcast.

1.	To listen by telephone, please dial (866) 256-9820 in the U.S. or (973) 638-3153 outside the U.S., ten minutes before the 5:30 p.m. (New York time) scheduled start time. The conference ID# is 7929942.

2.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com at least fifteen minutes prior to the call to download and install any necessary audio software.

The presentation slides that will be reviewed during the conference call are expected to be available on AllianceBernstein’s website at the above web address after the release of its results on October 25, 2006.

An audio replay of the conference call will be made available for one week beginning at 7:30 p.m. (New York Time) on October 25, 2006. In the U.S., please call (877) 519-4471 or, outside the U.S., call (973) 341-3080, and provide the conference ID# 7929942. The replay will also be available via webcast on AllianceBernstein’s website for one week.

About AllianceBernstein

AllianceBernstein L.P. ("AllianceBernstein") is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. AllianceBernstein is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios. Through its subsidiary, Sanford C. Bernstein & Co., LLC, AllianceBernstein provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At September 30, 2006, AllianceBernstein Holding L.P. (“Holding”) owned approximately 32.8% of the issued and outstanding AllianceBernstein Units. AXA Financial was the beneficial owner of approximately 60.1% of the AllianceBernstein Units at September 30, 2006 (including those held indirectly through its ownership of approximately 1.7% of the issued and outstanding Holding Units) which, including the general partnership interests in AllianceBernstein and Holding, represent an approximate 60.5% economic interest in AllianceBernstein. AXA Financial is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.

www.alliancebernstein.com

Forward-Looking Statements

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance we achieve for our clients, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates. We caution readers to carefully consider our forward-looking statements in light of these factors. Further, these forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect subsequent events or circumstances. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in Item 1 of Form 10-K for the year ended December 31, 2005. Any or all of the forward-looking statements that we make in Form 10-K, this news release, or any other public statements we issue may turn out to be wrong. Please remember that factors other than those listed in “Risk Factors” and other than those listed below could also adversely affect our business, operating results, or financial condition.

The forward-looking statements referred to in the preceding paragraph include statements regarding substantial investment opportunity in growth stocks, the encouragement we take from the backlog of unfunded institutional mandates and our optimism that growth will resume in institutional research services. The actual performance of the capital markets and other factors beyond our control will affect our investment success and asset inflows. Declines in rates charged for brokerage transactions and fluctuations in transaction volume and market share will affect the growth of our institutional research services.

www.alliancebernstein.com

ALLIANCEBERNSTEIN L.P.
(THE OPERATING PARTNERSHIP)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME
SEPTEMBER 30, 2006
(unaudited, in thousands)

	Three Months Ended
	9/30/06	9/30/05
Revenues:
Investment Advisory & Services Fees	$677,914	$545,464
Distribution Revenues	103,810	95,174
Institutional Research Services	87,908	91,191
Dividend and Interest Income	63,680	41,378
Investment Gains (Losses)	18,571	22,131
Other Revenues	29,794	27,247
Total Revenues	981,677	822,585
Less: Interest Expense	46,966	27,253
Net Revenues	934,711	795,332

Expenses:
Employee Compensation & Benefits	375,655	327,255
Promotion & Servicing:
Distribution Plan Payments	71,414	62,184
Amortization of Deferred Sales Commissions	21,679	32,156
Other	52,771	49,959
General & Administrative	132,041	93,716
Interest on Borrowings	5,936	6,282
Amortization of Intangible Assets	5,182	5,175
	664,678	576,727

Operating Income	270,033	218,605
Non-Operating Income	3,112	12,211

Income before Income Taxes	273,145	230,816

Income Taxes	20,171	18,888

NET INCOME	$252,974	$211,928

Pre-tax Operating Margin	28.9%	27.5%

www.alliancebernstein.com

ALLIANCEBERNSTEIN HOLDING L.P.
(THE PUBLICLY TRADED PARTNERSHIP)
SUMMARY STATEMENTS OF INCOME
(unaudited, in thousands except per unit amounts)

	Three Months Ended
	9/30/06	9/30/05

Equity in Earnings of Operating Partnership	$82,028	$67,237

Income Taxes	8,025	6,667

NET INCOME	74,003	60,570

Additional Equity in Earnings of Operating Partnership (1)	1,238	752

NET INCOME - Diluted (2)	$75,241	$61,322

DILUTED NET INCOME PER UNIT	$0.87	$0.74

DISTRIBUTION PER UNIT	$0.87	$0.74

(1)	To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.
(2)	For calculation of Diluted Net Income per Unit.

ALLIANCEBERNSTEIN AND ALLIANCEBERNSTEIN HOLDING
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING
SEPTEMBER 30, 2006

		Weighted Average Units
		Three Months Ended
	Period End Units	Basic	Diluted

AllianceBernstein	258,118,632	257,837,755	259,964,460

AllianceBernstein Holding	84,724,789	84,443,912	86,570,617

www.alliancebernstein.com

ASSETS UNDER MANAGEMENT
THREE MONTHS ENDED SEPTEMBER 30, 2006
($ millions)

	Institutional Investments	Retail	Private Client	Total

Beginning of Period	$395,973	$146,391	$82,794	$625,158

Sales/New accounts	11,065	8,879	2,956	22,900
Redemptions/Terminations	(4,300)	(7,215)	(624)	(12,139)
Cash flow	(1,013)	(80)	(1,040)	(2,133)
Unreinvested dividends	-	(232)	(93)	(325)
Net inflows	5,752	1,352	1,199	8,303

Market appreciation	16,093	6,163	3,566	25,822
End of Period	$417,818	$153,906	$87,559	$659,283

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
TWELVE MONTHS ENDED SEPTEMBER 30, 2006
($ millions)

	Institutional Investments	Retail	Private Client	Total

Beginning of Period	$342,180	$140,410	$72,876	$555,466

Sales/New accounts	49,347	41,546	13,424	104,317
Redemptions/Terminations	(12,984)	(29,102)	(2,772)	(44,858)
Cash flow	(6,384)	(592)	(3,024)	(10,000)
Unreinvested dividends	-	(979)	(394)	(1,373)
Net inflows	29,979	10,873	7,234	48,086

Acquisition/(Disposition) (1), net	(1,054)	92	-	(962)
Transfers (2)	8,488	(9,155)	667	-
Market appreciation	38,225	11,686	6,782	56,693

End of Period	$417,818	$153,906	$87,559	$659,283

(1)	Acquisition of Hong Kong joint venture interest; disposition of South African joint venture interest.
(2)	Transfers of certain client accounts were made among distribution channels resulting from changes in how these accounts are serviced by the firm. AUM at September 30, 2006 reflect these transfers.

www.alliancebernstein.com

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
BY INVESTMENT SERVICE
AT SEPTEMBER 30, 2006
($ millions)

	Institutional Investments	Retail	Private Client	Total
Equity:
Growth
U.S.	$37,103	$28,921	$12,406	$78,430
Global & International	56,711	18,928	8,455	84,094
	93,814	47,849	20,861	162,524
Value
U.S.	53,185	33,660	25,666	112,511
Global & International	135,516	29,567	16,709	181,792
	188,701	63,227	42,375	294,303

Total Equity	282,515	111,076	63,236	456,827

Fixed Income:
U.S.	73,607	11,658	23,945	109,210
Global & International	37,868	25,654	294	63,816
	111,475	37,312	24,239	173,026

Index/Structured:
U.S.	18,845	4,483	84	23,412
Global & International	4,983	1,035	-	6,018
	23,828	5,518	84	29,430

Total:
U.S.	182,740	78,722	62,101	323,563
Global & International	235,078	75,184	25,458	335,720
	$417,818	$153,906	$87,559	$659,283

www.alliancebernstein.com

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
($ millions)

	Three Month Period		Twelve Month Period
	9/30/06	9/30/05	9/30/06	9/30/05

Ending Assets Under Management	$659,283	$555,466	$659,283	$555,466

Average Assets Under Management	$641,405	$537,034	$608,345	$526,058

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
BY CLIENT DOMICILE
AT SEPTEMBER 30, 2006
($ millions)

	Institutional Investments	Retail	Private Client	Total

U. S. Clients	$230,942	$117,094	$85,211	$433,247
Non-U.S. Clients	186,876	36,812	2,348	226,036
	$417,818	$153,906	$87,559	$659,283

www.alliancebernstein.com